UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

CITIGROUP MORTGAGE LOAN TRUST INC.

(as depositor under the Pooling and Servicing Agreement,

dated as of November 1, 2005, providing for the issuance of

Mortgage Pass-Through Certificates, Series 2005-9)

Citigroup Mortgage Loan Trust Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-127834	01-0791848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Greenwich Street New York, New York (Address of Principal Executive Offices)		10013 (Zip Code)

Registrant's telephone number, including area code: (212) 816-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2- Completion of Acquisition of Disposition of Assets

Item 2.01	Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On November 30, 2005, a single series of certificates, entitled Citigroup Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-9 (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of November 1, 2005 (the “Agreement”), attached hereto as Exhibit 4.1, among Citigroup Mortgage Loan Trust Inc. as depositor (the “Depositor”), CitiMortgage, Inc. as master servicer and trust administrator (“CitiMortgage”), Citibank, N.A. as paying agent, certificate registrar and authenticating agent (“Citibank”) and U.S. Bank National Association as trustee (the “Trustee”). The Certificates consist of thirty-two classes of certificates (collectively, the “Certificates”), designated as the “Class I-A1 Certificates,” the “Class I-A2 Certificates,” the “Class I-IOP Certificates,” the “Class I-B1 Certificates,” the “Class I-B2 Certificates,” the “Class I-B3 Certificates,” the “Class I-B4 Certificates,” the “Class I-B5 Certificates,” the “Class I-B6 Certificates,” the “Class I-R Certificates,” the “Class II-1-1A1 Certificates,” the “Class II-1-1A2 Certificates,” the “Class II-1-1A3 Certificates,” the “Class II-1-2A1 Certificates,” the “Class II-1-2A2 Certificates,” the “Class II-1-2A3 Certificates,” the “Class II-A2 Certificates,” the “Class II-A3 Certificates,” the “Class II-XS1 Certificates,” the “Class II-XS2 Certificates,” the “Class II-XS3 Certificates,” the “Class II-PO1 Certificates,” the “Class II-PO2 Certificates,” the “Class II-PO3 Certificates,” the “Class II-B1 Certificates,” the “Class II-B2 Certificates,” the “Class II-B3 Certificates,” the “Class II-B4 Certificates,” the “Class II-B5 Certificates,” the “Class II-B6 Certificates,” the “Class II-P Certificates” and the “Class II-R Certificates.” The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting primarily of a segregated pool (the “Mortgage Pool”) of conventional, one- to four-family, fixed-rate, first lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $415,772,448 as of November 1, 2005 (the “Cut-off Date”). The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated November 29, 2005 (the “Mortgage Loan Purchase Agreement”), between the Depositor and Citigroup Global Markets Realty Corp. The Certificates were sold by the Depositor to Citigroup

Global Markets Inc. (in such capacity, the “Representative”), pursuant to an Underwriting Agreement, dated November 29, 2005, between the Depositor and the Representative and also pursuant to a Certificate Purchase Agreement, dated November 30, 2005, between the Depositor and the Representative.

The Certificates have the following Initial Certificate Principal Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate
I-A1	$106,826,000	Variable(2)(4)
I-A2	$9,797,000	Variable(2)(4)
I-IOP	(3)	Variable
I-B1	$4,614,000	Variable
I-B2	$1,327,000	Variable
I-B3	$2,023,000	Variable
I-R	$100	Variable
II-1-1A1	$8,494,000	5.50%
II-1-1A2	$73,800,000	5.50%
II-1-1A3	$2,649,000	5.50%
II-1-2A1	$11,130,000	6.00%
II-1-2A2	$94,800,000	6.00%
II-1-2A3	$5,369,000	6.00%
II-A2	$54,044,000	5.50%
II-A3	$24,971,000	5.75%
II-XS1	(3)	6.00%
II-XS2	(3)	5.50%
II-XS3	(3)	5.75%
II-PO1	$376,622	(5)
II-PO2	$899,076	(5)
II-PO3	$521,044	(5)
II-B1	$5,064,000	Variable(2)
II-B2	$2,315,000	Variable(2)
II-B3	$1,736,000	Variable(2)
II-R	$102	5.50%

(1) Approximate.

(2) Calculated as described in the prospectus supplement.

(3) These classes of certificates are interest only certificates and will not have certificate principal balances. These certificates will accrue interest on the notional amount thereof. The notional amount of each of these classes of certificates will be calculated for each distribution date as described in the prospectus supplement.

(4) The pass-through rate on the Class I-A1 Certificates will be equal to one-month LIBOR + 0.26% per annum and is subject to an interest rate cap. The pass-through rate on the Class I-A2 Certificates will be equal to one-month LIBOR + 0.36% per annum and is subject to an interest rate cap.

(5) These classes of certificates are principal only certificates and will not have a pass-through rate or accrue interest.

The Certificates, other than the I-B4, I-B5, I-B6, II-B4, II-B5 and II-B6 Certificates, and the Mortgage Loans are more particularly described in the Prospectus, dated September 29, 2005 and the Prospectus Supplement, dated November 29, 2005, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class I-B4, I-B5, I-B6, II-B4, II-B5 and

II-B6 Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Section 9- Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits

Exhibit No.	Description
4.1

Pooling and Servicing Agreement, dated as of November 1, 2005, by and among Citigroup Mortgage Loan Trust Inc. as Depositor, CitiMortgage, Inc. as Master Servicer and trust administrator, Citibank, N.A. as paying agent, certificate registrar and authenticating agent and U.S. Bank National Association as Trustee, relating to the Series 2005-9 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	January 24, 2006
CITIGROUP MORTGAGE LOAN TRUST INC.

		By:	/s/ Peter D. Steinmetz
		Name:	Peter D. Steinmetz
		Title:	Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of November 1, 2005, by and among Citigroup Mortgage Loan Trust Inc. as Depositor, CitiMortgage, Inc. as Master Servicer and trust administrator, Citibank, N.A. as paying agent, certificate registrar and authenticating agent and U.S. Bank National Association as Trustee, relating to the Series 2005-9 Certificates.	7

Exhibit 4.1